EXHIBIT 99.1

 Contact:  Robert D. Siegfried
           Kekst and Company
           212-521-4800


                   TOWER CONFIRMS TALKS WITH RECKSON


 FOR IMMEDIATE RELEASE


 NEW YORK, NY (December 8, 1998)   Tower Realty (NYSE: TOW) confirmed today
 that it was engaged in discussions with Reckson Associates Realty Corp. as to an acquisition of Tower by Reckson substantially on the terms reported in today's Wall Street Journal. Tower cautioned, however, that negotiations were ongoing and that no assurances could be given that the parties would reach a definitive agreement or that such agreement, if reached, would be consummated.

 Tower also indicated that it did not intend to make any further announcement concerning this matter until a definitive agreement was reached or, in its judgement, negotiations had been permanently terminated.

 Tower Realty Trust is a self-managed real estate investment trust engaged in the development, acquisition, ownership, renovation, management and leasing of office properties.


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